Exhibit 99.1

IMAC Holdings Receives Forgiveness of $1.69 Million PPP Loan

BRENTWOOD, Tenn., Dec. 04, 2020 (GLOBE NEWSWIRE) — IMAC Holdings, Inc. (Nasdaq: IMAC) (“IMAC” or the “Company”), a provider of innovative medical advancements and care specializing in regenerative rehabilitation orthopedic treatments without the use of surgery or opioids, today announces the United States Small Business Administration (the “SBA”) has confirmed a complete waiver of a $1.69 million Payroll Protection Plan (“PPP”) promissory note issued by IMAC earlier this year. In the spring of 2020, as a result of the COVID-19 pandemic IMAC was forced to temporarily close three clinics under governor’s orders and furlough or terminate 27% of its workforce. With the assistance of the PPP loan, as of September 30, 2020, 98% of IMAC’s full and part-time workforce returned to work for IMAC.

As stipulated by the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act, the Company complied with using the PPP funds for payroll costs, costs used to continue group health care benefits, mortgage payments, rent utilities, and interest on other debt obligations. As a result, IMAC submitted a loan forgiveness application, which the SBA approved.

“IMAC judiciously applied the capital granted by the CARES Act according to its terms and conditions and our operations have continued with our experienced team of medical professionals in place,” said Jeffrey Ervin, Chief Executive Officer of IMAC. “The PPP forgiveness will result in a $1.69 million decrease of debt from the September 30 balance sheet, with $1 million of that balance classified as a current liability.”

About IMAC Holdings, Inc.

IMAC Holdings was created in March 2015 to expand on the footprint of the original IMAC Regeneration Center, which opened in Kentucky in August 2000. IMAC Regeneration Centers combine life science advancements with traditional medical care for movement restricting diseases and conditions. IMAC owns or manages 15 outpatient clinics that provide regenerative, orthopedic and minimally invasive procedures and therapies. It has partnered with several active and former professional athletes, opening six Ozzie Smith IMAC Regeneration Centers, two David Price IMAC Regeneration Centers, as well as Mike Ditka IMAC Regeneration Centers and a Tony Delk IMAC Regeneration Center. IMAC’s outpatient medical clinics emphasize its focus around treating sports and orthopedic injuries and movement-restricting diseases without surgery or opioids. More information about IMAC Holdings, Inc. is available at www.imacregeneration.com.

Safe Harbor Statement

This press release contains forward-looking statements. These forward-looking statements, and terms such as “anticipate,” “expect,” “believe,” “may,” “will,” “should” or other comparable terms, are based largely on IMAC’s expectations and are subject to a number of risks and uncertainties, certain of which are beyond IMAC’s control. Actual results could differ materially from these forward-looking statements as a result of, among other factors, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the skills and experience necessary to meet customers’ requirements, and its ability to protect its intellectual property. IMAC encourages you to review other factors that may affect its future results in its registration statement and in its other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this press release will in fact occur.

IMAC Press Contact:

Laura Fristoe

lfristoe@imacrc.com

Investor Relations:

Bret Shapiro

(516) 222-2560

brets@coreir.com